Exhibit I

                        JOURNAL ENTRIES TO RECORD EFFECT OF SALE

Account #       Description                         Debit               Credit

Entry 1  To record the sale transaction
         and expense of transaction costs.

131      Cash                                   10,584,000
101-108  Net Utility Plant                       1,558,000
151      Fuel Inventory                                              1,155,000
154      Materials & Supplies Inventory                              2,891,000
186      Deferred Transaction Costs                                    360,000
254      Regulatory Liability (Deferred Gain)                        7,736,000
406      Amortization Expense                    7,736,000
411      Gain on Disposition of Assets                               7,736,000

Account #       Description                       Debit            Credit

Entry 2  To reverse the FASB 109 regulatory
         asset and associated deferred income
         taxes for the plant that was sold

282      FASB 109 Accumulated Income Taxes          917,000
283      Tax Gross-up on SFAS 109 Regulatory        611,000
         Assets
182      Regulatory Asset-FASB 109 Deferred
         Income Taxes                                                1,528,000

Entry 3

        To reverse the accelerated
        amortization of the FASB 109 regulatory asset associated with the plant that was sold

182     Accumulated Accelerated Amortization
        of FASB 109 Regulatory Asset              1,528,000
283     FASB 109 Tax Gross-Up on Recoverable
        Generation Assets                                              611,000
282     FASB 109 Deferred Income Taxes
        Collected From Customers                                       917,000

Entry 4

        To reverse the accumulated deferred
        income taxes associated with the plant
        that was sold

282     Accumulated Deferred Income Taxes-
        Liberalized Depreciation                   2,177,000
282     FASB 109 Deferred Income Taxes
        Collected From Customers                                      2,177,000

Entry 5 To record income taxes payable for the sale of plant and corresponding deferred tax consequences

282     Accumulated Deferred Income Taxes-
        Liberalized Depreciation                     729,000
236     Accrued Taxes                                                   729,000